UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2016

Cyanotech Corporation

(Exact name of Registrant as specified in its charter)

Nevada	000-14602	91-1206026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

73-4460 Queen Kaahumanu Highway, Suite #102 Kailua Kona, HI	96740
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 326-1353

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

The disclosure in Item 5.02 is incorporated herein by reference.

Item 1.02.     Termination of a Material Definitive Agreement.

The disclosure in Item 5.02 is incorporated herein by reference.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2016, Cyanotech Corporation, a Nevada corporation (the “Company”), named its founder, Gerald R. Cysewski, Ph.D., as its Interim President and Chief Executive Officer. Mr. Cysewski replaces Brent D. Bailey, who had served as the Company’s President and Chief Executive Officer since 2011 and who resigned from the Company effective as of March 31, 2016 (the “Separation Date”).

On March 31, 2016, the Company and Mr. Bailey entered into a Separation Agreement and Release of Claims (the “Separation Agreement”), pursuant to which Mr. Bailey resigned from the Company effective as of the Separation Date. A copy of the Separation Agreement is attached hereto as Exhibit 10.1. The following summary is qualified in its entirety by reference to the Separation Agreement.

Under the Separation Agreement, in exchange for surrendering his vested stock options, granting the Company a release of certain claims, and agreeing to comply with certain restrictive covenants, Mr. Bailey is eligible to receive (1) monthly payments of $25,000 (the “Separation Payments”) from the Separation Date until Mr. Bailey has received Separation Payments equal to $325,000 in the aggregate, which is estimated to occur at the end of April of 2017, and (2) up to 155,000 shares of the Company’s Common Stock, 77,500 that are expected to be issued in April of 2016 and, if Mr. Bailey has complied with all of his obligations under the Separation Agreement, an additional 77,500 that would be issued in January of 2017. The Company will continue to contribute to Mr. Bailey’s group health insurance premiums for 18 months after the Separation Date in the same percentage of the monthly cost that it paid immediately prior to the Separation Date.

Mr. Bailey and the Company mutually agreed to terminate Mr. Bailey’s employment agreement, dated as of November 5, 2010 (the “Employment Agreement”), effective as of the Separation Date other than the provisions of the Employment Agreement that survive termination as specified in the section of that agreement entitled “Survival”. A copy of the Employment Agreement is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on November 5, 2010.

Mr. Bailey resigned as a director of the Company effective as of the Separation Date. In light of Mr. Bailey’s departure as a director, the Board of Directors has determined to reduce the size of the Board from six (6) members to five (5) members effective as of the Separation Date.

Mr. Cysewski, who currently serves as the Company’s Executive Vice President and Chief Scientific Officer, will not receive any additional compensation for serving as the Company’s Interim President and Chief Executive Officer. Mr. Cysewski’s compensation is disclosed in Amendment No. 1 to the Company’s Annual Report on Form 10-K, as filed on August 27, 2015.

Item 8.01.     Other Events.

On April 4, 2016, the Company issued a press release that publicly announced the appointment of Mr. Cysewski to serve as Interim President and Chief Executive Officer of the Company and the departure of Mr. Bailey as Director, President and Chief Executive Officer of the Company. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Name and/or Identification of Exhibit
10.1	Separation Agreement, dated March 31, 2016, by and between Cyanotech Corporation and Brent D. Bailey.
99.1	Press Release, dated April 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2016

CYANOTECH CORPORATION

	By:	/s/ Jole Deal
Name: Jole Deal
Title: Vice President – Finance and Administration, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Name and/or Identification of Exhibit
10.1	Separation Agreement, dated March 31, 2016, by and between Cyanotech Corporation and Brent D. Bailey.
99.1	Press Release, dated April 4, 2016.